Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT is dated as of the 25th day of October, 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among: (i) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent (as defined below) for the Pari Passu Secured Parties referred to below, (ii) WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the New Indenture (as defined below) (together with its successors and permitted assigns, in such capacity, the “New Trustee”), and as collateral agent for the New Notes Secured Parties referred to below (together with its successors and permitted assigns, in such capacity, the “New Noteholder Collateral Agent”); (iii) ROYAL BANK OF CANADA, as administrative agent for the Credit Agreement Secured Parties referred to below (together with its successors and permitted assigns, in such capacity, the “Credit Agreement Agent”); (iv) WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Credit Agreement Secured Parties referred to below (together with its successors and permitted assigns, in such capacity, the “Credit Agreement Collateral Agent”); (vi) CITIBANK, N.A., as administrative agent for the Term Loan Secured Parties referred to below (together with its successors and permitted assigns, in such capacity, the “Term Loan Agent”); (vii) WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Term Loan Secured Parties referred to below (together with its successors and permitted assigns, in such capacity, the “Term Loan Collateral Agent”); (viii) WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the Existing Indenture (as defined below) (together with its successors and permitted assigns, in such capacity, the “Existing Trustee”), and as collateral agent for the Existing Notes Secured Parties referred to below (together with its successors and permitted assigns, in such capacity, the “Existing Noteholder Collateral Agent”) and (ix); and is acknowledged and agreed to by (a) OFFSHORE GROUP INVESTMENT LIMITED, a Cayman Islands exempted company (together with its successors and permitted assigns, the “Company”), (b) VANTAGE DRILLING COMPANY, a Cayman Islands exempted company (together with its successors and permitted assigns, the “Parent”), and (c) each other Guarantor (as defined below) signatory hereto or that has executed a Joinder Consent Agreement (defined below).

PRELIMINARY STATEMENTS

1. Capitalized terms used herein and not defined herein have the respective meanings given to them in the New Indenture or, if not defined therein, the Term Loan Facility, in each case referred to below.

2. The Company entered into that certain Indenture, dated as of July 30, 2010 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Existing Indenture”), with the Guarantors (as defined therein, including the Parent), the Existing Trustee and the Existing Noteholder Collateral Agent.

3. The Company intends to enter into that certain Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “New Indenture”), with the Guarantors (as defined therein, including the Parent), the New Trustee and the New Noteholder Collateral Agent.

4. The Company and the Parent entered into the Credit Agreement, dated as of June 21, 2012 (as the same has been and may be further amended, restated, modified, renewed, refunded, replaced or Refinanced, the “Credit Agreement”), with Royal Bank of Canada as the initial lender and Issuing Bank (as defined therein) under the Credit Agreement (together with any other lenders party thereto from time to time, collectively, the “Credit Agreement Lenders”), and as Credit Agreement Agent and as Credit Agreement Collateral Agent. On or before the date hereof, the Credit Agreement was amended, among other things, to permit the transactions contemplated hereby and for Wells Fargo Bank, National Association to succeed Royal Bank of Canada as Credit Agreement Collateral Agent. The Credit Agreement qualifies as a “Credit Agreement,” as defined in the Existing Indenture, and a “Credit Facility,” as defined in the New Indenture.

5. The Company and Vantage Delaware Holdings, LLC intend to enter into the Term Loan Agreement, dated as of the date hereof (as the same may be amended, restated, modified, renewed, refunded, replaced or Refinanced, the “Term Loan Facility”), with the lenders party thereto (collectively, the “Term Loan Lenders”), the other Guarantors party thereto, the Term Loan Agent and the Term Loan Collateral Agent. The Term Loan Facility is the “Term Loan Facility,” as defined in each of the New Indenture and the Existing Indenture, in each case as amended, supplemented or otherwise modified through the date hereof.

6. (a) The Company and the Guarantors (other than the Parent) have each granted to the Existing Noteholder Collateral Agent, for the benefit of the Existing Notes Secured Parties (as defined below), a pari passu first-priority security interest in and lien upon substantially all of their assets (other than the Pari Passu Excluded Collateral (as defined below)), and (b) the Parent has granted to the Existing Noteholder Collateral Agent, for the benefit of the Existing Notes Secured Parties, a security interest in and lien upon the equity interests it holds in the Company and certain other Subsidiaries (clauses (a) and (b), collectively, the “Existing Notes Collateral”), pursuant to the terms of the Notes Collateral Agreements (defined below) in order to secure the payment in full of the Existing Notes Obligations (defined below).

7. Although the parties intend for the Pari Passu Collateral Agent to be the sole lienholder with respect to Common Collateral securing the Pari Passu Obligations, certain of the Existing Notes Collateral will not be released on the date hereof. The parties agree that, notwithstanding the foregoing, the Existing Notes Collateral constituting Common Collateral should be treated as though it were for the benefit of the Pari Passu Secured Parties and the Existing Noteholder Collateral Agent agrees to appoint the Pari Passu Collateral Agent as its attorney-in-fact for all purposes with respect to the administration and enforcement of the Existing Notes Collateral and with respect to the Existing Indenture Collateral Agreements (as defined below).

8. (a) The Company and the Guarantors (other than the Parent) have each granted to the Pari Passu Collateral Agent, for the benefit of the Pari Passu Secured Parties, a pari passu first-priority security interest in and lien upon substantially all of their assets, and (b) the Parent has granted to the Pari Passu Collateral Agent, for the benefit of the Pari Passu Secured Parties, a security interest in and lien upon the equity interests it holds in the Company and certain other Subsidiaries, pursuant to the terms of the Collateral Agreements (defined below) in order to secure (x) in the case of the Credit Agreement Excluded Collateral, the payment in full of the applicable Pari Passu Obligations (defined below) in accordance with the last paragraph of Section 2.5, (y) in the case of the Pari Passu Excluded Collateral, the payment in full of the Credit Agreement Obligations, and (z) in all other cases, the payment in full of the Pari Passu Obligations (defined below).

9. In connection with the execution and delivery of the Term Loan Facility, the issuance of the New Notes and the partial redemption of the Existing Notes, the parties hereto desire to enter into this Agreement.

ARTICLE I

INTERPRETATION OF THIS AGREEMENT

Section 1.1 Defined Terms. As used in this Agreement, capitalized terms have the respective meanings specified below or set forth in the Section of this Agreement referred to immediately following such term:

“Additional Vessel” means a drilling rig or drillship or other vessel that is used or useful in the Permitted Business.

“Agents” means, collectively, the Pari Passu Collateral Agent, the Existing Noteholder Collateral Agent, the New Noteholder Collateral Agent, the Term Loan Collateral Agent, the Credit Agreement Collateral Agent and any Authorized Representative for the Other Pari Passu Secured Parties that is specified in the applicable Joinder Agreement, and “Agent” means any one of them.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Alternate Controlling Party” means (a) in the case of the New Trustee, the Term Loan Agent, (b) in the case of the Term Loan Agent, the Major Non-Controlling Party, and (c) in the case of the Credit Agreement Agent, the Stayed Controlling Party.

“Authorized Representative” means (i) in the case of any Term Loan Obligations or the Term Loan Secured Parties, the Term Loan Agent, (ii) in the case of the New Notes Obligations, the New Trustee, (iii) in the case of the Existing Notes Obligations, the Existing Trustee, (iv) in the case of any Series of Other Pari Passu Obligations or Other Pari Passu Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement, and (iv) in the case of the Credit Agreement Obligations, the Credit Agreement Agent.

“Bankruptcy Case” has the meaning assigned to such term in Section 6.11.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, receivership or similar law, including laws for the relief of debtors.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Collateral Agreements” means, collectively (a) the Security Agreement, each Mortgage, each assignment, this Agreement and each other instrument, including any security document or pledge agreement, creating Liens in favor of the Pari Passu Collateral Agent as required by the Pari Passu Documents or this Agreement, in each case, as the same may be in effect from time to time and (b) as the context may require, the Existing Collateral Agreements.

“Common Collateral” means, at any time, Pari Passu Collateral in which the Pari Passu Collateral Agent and/or holders of one or more Series of Pari Passu Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. Notwithstanding the foregoing, neither Credit Agreement Excluded Collateral nor Pari Passu Excluded Collateral will constitute Common Collateral.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Controlling Party” means, (a) at any time that the Step-In Right is not in effect, (i) until the earlier of (A) the Discharge of the New Notes Obligations and (B) the Non-Controlling Parties Enforcement Date, the New Noteholder Collateral Agent, (ii) from and after the earlier of (A) the Discharge of the New Notes Obligations and (B) the Non-Controlling Parties Enforcement Date, in each case of clauses (A) and (B), until the Discharge of the Term Loan Obligations, the Term Loan Agent, and (iii) thereafter, the Major Non-Controlling Authorized Representative, and (b) at any time that the Step-In Right is in effect, the Credit Agreement Agent. Notwithstanding the foregoing, the effectiveness or otherwise of the Step-In Right shall be disregarded for the sole purpose of determining the Controlling Party with respect to the Credit Agreement Excluded Collateral.

“Controlling Secured Parties” means, at any time with respect to any Common Collateral, the Series of Pari Passu Secured Parties whose Authorized Representative is the Controlling Party for such Common Collateral at such time.

“Credit Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

“Credit Agreement Agent” has the meaning set forth in the first paragraph of this Agreement.

“Credit Agreement Collateral Agent” has the meaning set forth in the first paragraph of this Agreement.

“Credit Agreement Collateral Agreements” means the Collateral Agreements and any agreement, document or instrument pursuant to which a Lien is granted by any Grantor to secure any Credit Agreement Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced or Refinanced from time to time as permitted by the Pari Passu Documents.

“Credit Agreement Documents” means the Credit Agreement, the Credit Agreement Collateral Agreements, and any other agreement, instrument or other document evidencing or governing any Credit Agreement Obligations.

“Credit Agreement Excluded Collateral” means the Event of Loss Proceeds received in respect of an Event of Loss (each such term, as defined in the New Indenture).

“Credit Agreement Lenders” has the meaning set forth in the Preliminary Statements of this Agreement.

“Credit Agreement Obligations” means Indebtedness incurred pursuant to the Credit Agreement and which is permitted pursuant to the Term Loan Facility and Section 4.08 of each of the New Indenture and the Existing Indenture to be secured by a first Lien that is pari passu on the Common Collateral, in an aggregate principal amount for all such Indebtedness not to exceed $200,000,000 plus interest (including interest which but for the filing of a petition in bankruptcy with respect to the Company, the Parent or any other Guarantor (in each case, including in its capacity as a co-borrower thereunder), would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding), fees, costs and expenses including legal fees and expenses to the extent authorized under the Credit Agreement Documents.

“Credit Agreement Secured Parties” means, collectively, the Credit Agreement Lenders, the Credit Agreement Collateral Agent and the Credit Agreement Agent.

“Deepwater Vessel” means each of (i) the Bahamian flag vessels the Platinum Explorer, the Titanium Explorer and, upon delivery to the applicable Guarantor, the Tungsten Explorer, and (ii) any other deepwater vessel hereafter acquired by the Company or any Restricted Subsidiary. For the avoidance of doubt, as of the date hereof, the Panamanian flag vessels the Emerald Driller, the Sapphire Driller, the Topaz Driller and the Aquamarine Driller are not Deepwater Vessels.

“DIP Financing” has the meaning set forth in Section 6.11.

“DIP Financing Liens” has the meaning set forth in Section 6.11.

“DIP Lenders” has the meaning set forth in Section 6.11.

“Discharge” means, with respect to any Common Collateral and any Series of Pari Passu Obligations, the date on which such Series of Pari Passu Obligations (according to the provisions thereof) is no longer required to be secured by such Common Collateral. The term “Discharged” shall have a corresponding meaning.

“DSME” means Daewoo Shipbuilding & Marine Engineering Co., Ltd., a corporation organized and existing under the laws of the Republic of South Korea.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Events of Default” means, as the context requires, any “Event of Default,” as defined in any Pari Passu Document.

“Existing Collateral Agreements” means each other instrument, including any security document or pledge agreement, that is in effect (and is not released) on the date hereof that creates Liens in favor of any Existing Notes Secured Party, in each case, as the same may be in effect from time to time.

“Existing Holders” means the Holders (as defined in the Existing Indenture).

“Existing Indenture” has the meaning set forth in the Preliminary Statements of this Agreement.

“Existing Indenture Documents” means the Existing Indenture, the Existing Collateral Agreements and any agreement, instrument or other document evidencing or governing any Existing Notes Obligations.

“Existing Noteholder Collateral Agent” has the meaning set forth in the first paragraph of this Agreement.

“Existing Notes” means the Company’s 11 1/2% Senior Secured First Lien Notes due 2015 issued under the Existing Indenture.

“Existing Notes Collateral” has the meaning set forth in the Preliminary Statements of this Agreement.

“Existing Notes Obligations” means the “Obligations” (as defined in the Existing Indenture) of the Grantors under the Existing Indenture, the Existing Notes, the Collateral Agreements, the Existing Notes Collateral Agreements and any other related document or instrument executed and delivered pursuant to any of the foregoing.

“Existing Notes Secured Parties” means, collectively, the Existing Holders (including the holders of any additional Existing Notes subsequently issued under and in compliance with the terms of the Existing Indenture), the Existing Trustee and the Existing Noteholder Collateral Agent.

“Existing Trustee” has the meaning set forth in the first paragraph of this Agreement.

“Grantor” means the Parent, the Company and each Guarantor.

“Guarantor” means any Person defined as a “Guarantor” in any applicable Pari Passu Document referred to below. For the avoidance of doubt, “Guarantor” includes a reference to Vantage Delaware Holdings, LLC, whether acting in the capacity of a guarantor, co-borrower or otherwise.

“Impairment” has the meaning set forth in Section 1.2(b) of this Agreement.

“Insolvency or Liquidation Proceeding” means: (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any liquidation, dissolution, reorganization or winding up of any Subsidiary of the Company permitted by the Pari Passu Documents), (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor or (e) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” means each document, substantially in the form of Exhibit A hereto, in order to create an additional Series of Other Pari Passu Obligations or a Refinancing of any existing Series of Pari Passu Obligations to the extent constituting a new Series of Pari Passu Obligations.

“Joinder Consent Agreement” means a joinder and consent agreement in substantially the form attached hereto as Schedule I.

“Major Non-Controlling Authorized Representative” means, at any time with respect to any Pari Passu Collateral, the Authorized Representative of the Series of Other Pari Passu Obligations that constitutes the largest outstanding principal amount of any then-outstanding Series of Pari Passu Obligations, other than the Term Loan Obligations and the New Notes Obligations, with respect to such Pari Passu Collateral at such time.

“Mortgage” means each Ship Mortgage, each other mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on property owned or leased by any Grantor is granted to secure Pari Passu Obligations under any Pari Passu Document or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, supplemented or modified from time to time.

“New Holders” means the Holders (as defined in the New Indenture).

“New Indenture” has the meaning set forth in the Preliminary Statements of this Agreement.

“New Indenture Documents” means the New Indenture, the Collateral Agreements and any agreement, instrument or other document evidencing or governing any New Notes Obligations.

“New Noteholder Collateral Agent” has the meaning set forth in the first paragraph of this Agreement.

“New Notes” means the Company’s 7.5% senior secured notes due 2019 issued on the Closing Date and including any exchange notes issued in exchange therefor.

“New Notes Obligations” means the “Obligations” (as defined in the New Indenture) of the Grantors under the New Indenture, the New Notes, the Collateral Agreements and any other related document or instrument executed and delivered pursuant to any of the foregoing.

“New Notes Secured Parties” means, collectively, the New Holders, the New Trustee and the New Noteholder Collateral Agent.

“New Trustee” has the meaning set forth in the first paragraph of this Agreement.

“Non-Controlling Parties Enforcement Date” means that date that, subject to Section 2.14, is 180 days after the occurrence of both (a) an Event of Default, as defined in the Term Loan Facility or other applicable governing instrument for the Series of Pari Passu Obligations for which the Alternate Controlling Party is the Authorized Representative, as applicable, and (b) the Pari Passu Collateral Agent’s and each other Authorized Representative’s receipt of written notice from the Alternate Controlling Party certifying that (i) such Authorized Representative is the Alternate Controlling Party and that an Event of Default, as defined in the Term Loan Facility or such other applicable governing instrument for that Series of Pari Passu Obligations, has occurred and is continuing and (ii) the Pari Passu Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Term Loan Facility or such other applicable governing instrument for that Series of Pari Passu Obligations; provided that the Non-Controlling Party Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time that (A) the then current Controlling Party has commenced (or caused the Pari Passu Collateral Agent to commence) and is diligently pursuing any enforcement action with respect to all or a material portion of such Common Collateral and (B) each other Authorized Representative has received written notice from the Controlling Party or the Pari Passu Collateral Agent thereof or (2) at any time a Grantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Authorized Representative” means, at any time, with respect to any Common Collateral, an Authorized Representative that is not the Controlling Party with respect to such Common Collateral at such time.

“Non-Controlling Secured Parties” means, at any time, with respect to any Common Collateral, the Pari Passu Secured Parties that are not Controlling Secured Parties with respect to such Common Collateral at such time.

“Notes” means, collectively, the Existing Notes and the New Notes.

“Notes Collateral” has the meaning set forth in the Preliminary Statements of this Agreement.

“Notes Collateral Agreements” means the Pari Passu Pledge Agreement and any other agreement, document or instrument pursuant to which a Lien is granted by any Grantor to secure any Notes Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated or otherwise modified from time to time as permitted by the Existing Indenture or the New Indenture.

“Notes Obligations” means, collectively, the Existing Notes Obligations and the New Notes Obligations.

“Notice of Default” means a written notification given by or on behalf of the Pari Passu Collateral Agent certifying that an Event of Default has occurred and is continuing.

“Notice of Shared Payment” means a written notification given by or on behalf of any Pari Passu Secured Party stating that such Pari Passu Secured Party has received a Shared Payment.

“Offering Memorandum” means the Offering Memorandum dated October 16, 2012 of the Company relating to the New Notes issued on the date hereof.

“Other Pari Passu Document” means the Collateral Agreements and any other agreement, instrument or other document evidencing or governing any Other Pari Passu Obligations.

“Other Pari Passu Obligations” means other Indebtedness of the Grantors that is equally and ratably secured with the Pari Passu Obligations as permitted by the Pari Passu Documents and is designated by the Company pursuant to Section 6.12 as an Other Pari Passu Obligation.

“Other Pari Passu Secured Parties” means the holders of any Other Pari Passu Obligations and any Authorized Representative with respect thereto.

“Parent” has the meaning set forth in the first paragraph of this Agreement.

“Pari Passu Collateral” means, collectively, all assets and properties subject to Liens created pursuant to any Collateral Agreement to secure one or more Series of Pari Passu Obligations.

“Pari Passu Collateral Agent” means Wells Fargo Bank, National Association, and its replacements, successors and assigns, in its capacity as the collateral agent for all holders of Pari Passu Obligations.

“Pari Passu Document” means the Existing Indenture Documents, the New Indenture Documents, the Term Loan Documents, the Credit Agreement Documents and any other document or instrument evidencing or governing any Other Pari Passu Obligations.

“Pari Passu Excluded Collateral” means any cash, certificate of deposit, deposit account, money market account or other such liquid assets to the extent that such cash, certificate of deposit, deposit account, money market account or other such liquid assets are on deposit or maintained with the Credit Agreement Agent or any other Credit Agreement Secured Party (other than the Pari Passu Collateral Agent) to secure the Credit Agreement Obligations.

“Pari Passu Lien” means any Lien on the Common Collateral.

“Pari Passu Obligations” means (a) the New Notes Obligations, (b) the Term Loan Obligations, (c) the Credit Agreement Obligations, (d) the Existing Notes Obligations, (e) all Other Pari Passu Obligations and (f) all other Obligations in respect of, or arising under, the Pari Passu Documents, including all fees and expenses of the collateral agent payable with respect thereto and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to the Company, the Parent or any other Guarantor (in each case, including in its capacity as a co-borrower thereunder), would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding.

“Pari Passu Secured Party” means (a) the Pari Passu Collateral Agent, (b) the New Trustee, the New Noteholder Collateral Agent and the holders of the New Notes, (c) the Term Loan Secured Parties, (d) the Existing Notes Secured Parties, (e) the Credit Agreement Secured Parties and (f) the holders of Other Pari Passu Obligations.

“Permitted Business” means (1) with respect to the Company and the Restricted Subsidiaries, a business in which the Company and the Restricted Subsidiaries were engaged on the date hereof, as described in the Offering Memorandum, and any business reasonably related or complimentary thereto; and (2) with respect to Parent, the ownership of the Equity Interests in the Company and Parent’s other Subsidiaries and the business in which Parent is engaged on the date hereof and, as described in the Offering Memorandum and any business reasonably related or complimentary thereto.

“Possessory Collateral” means any Common Collateral in the possession or control of the Pari Passu Collateral Agent (or its agents or bailees) or any Authorized Representative, to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction, the equivalent legislation of any other jurisdiction or otherwise. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments and Chattel Paper (each as defined in the Uniform Commercial Code).

“Receiving Party” has the meaning set forth in Section 2.3(a).

“Refinance” means, in respect of any indebtedness, to amend, restate, supplement, waive, replace, restructure, repay, refund, refinance or otherwise modify from time to time all or any part of such indebtedness. “Refinanced” and “Refinancing” have correlative meanings.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary (however defined) under all Pari Passu Documents.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date of the date hereof, among the Company and the other Grantors (as defined therein) from time to time party thereto in favor of the Pari Passu Collateral Agent, as amended, amended and restated, or supplemented from time to time in accordance with its terms.

“Series” means (a) with respect to the Pari Passu Secured Parties, each of (i) the Term Loan Secured Parties (in their capacities as such), (ii) the New Notes Secured Parties (in their capacity as such), (iii) the Existing Notes Secured Parties, (iv) the Other Pari Passu Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other Pari Passu Secured Parties) and (v) the Credit Agreement Secured Parties and (b) with respect to any Pari Passu Obligations, each of (i) the Term Loan Obligations, (ii) the New Notes Obligations, (iii) the Existing Notes Obligations, (iv) the Other Pari Passu Obligations incurred pursuant to any Other Pari Passu Agreement, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other Pari Passu Obligations) and (v) the Credit Agreement Obligations.

“Ship Mortgage” means collectively the first naval mortgages and other instruments such as statutory mortgages and deeds over the Vessels (including, with respect to the Tungsten Explorer, executed, delivered, and recorded as of the date, subject to adjustment across time zones, the Tungsten Explorer is delivered by DSME to the applicable Grantor), each duly registered in the Bahamian or Panamanian ship registry, as applicable, in favor of the Pari Passu Collateral Agent, as the same may be amended, supplemented or modified from time to time.

“Shared Payment” has the meaning set forth in Section 2.3(a).

“Specified Existing Lien” means any Lien created or permitted to exist under the Existing Collateral Agreements in effect on the date hereof in favor of the Existing Noteholder Collateral Agent for the benefit of the Existing Notes Secured Parties (which Liens shall be subject to Article III hereof).

“Stayed Controlling Party” means, at any time the Step-In Right is in effect, the Authorized Representative that was the Controlling Party immediately prior to the exercise by the Credit Agreement Agent of the Step-In Right.

“Step-In Right” has the meaning set forth in Section 2.14.

“Term Loan Agent” has the meaning set forth in the first paragraph of this Agreement.

“Term Loan Collateral Agent” has the meaning set forth in the first paragraph of this Agreement.

“Term Loan Documents” means the Term Loan Facility, the Collateral Agreements and any agreement, instrument or other document evidencing or governing any Term Loan Obligations.

“Term Loan Facility” has the meaning set forth in the Preliminary Statements of this Agreement.

“Term Loan Lenders” has the meaning set forth in the Preliminary Statements of this Agreement.

“Term Loan Obligations” means the “Obligations” (as defined in the Term Loan Facility) of the Grantors under the Term Loan Facility, the Collateral Agreements and any other related document or instrument executed and delivered pursuant to any of the foregoing.

“Term Loan Secured Parties” means, collectively, the Term Loan Lenders, the Term Loan Collateral Agent and the Term Loan Agent.

“Transferee” has the meaning set forth in Section 6.7(b).

“Triggering Event” has the meaning set forth in Section 2.11.

“Trustee” means, collectively, the Existing Trustee and the New Trustee.

“Tungsten Explorer” means the Ultra Deepwater Drillship Hull No. 3615 currently under construction at DSME, with delivery expected in the second quarter of 2013, to be owned by the Company or a Restricted Subsidiary, and to be registered in the name of the Company or a Restricted Subsidiary under Bahamian flag.

“Vessel” means each of (i) the Panamanian flag vessels the Emerald Driller, the Sapphire Driller, the Topaz Driller and the Aquamarine Driller, (ii) the Deepwater Vessels and (iii) any other Additional Vessel hereafter acquired by the Company or any Restricted Subsidiary in each case together with all related spares, equipment and any additions or improvements; provided that for the purposes of any provision related to the acquisition or disposition of a Vessel, such acquisition or disposition may be conducted through the transfer of all of the Capital Stock of any special purpose entity that owns such Vessel.

Section 1.2 Certain Other Terms.

(a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, (i) the term “or” is not exclusive, (ii) words in the singular include the plural, and in the plural include the singular, (iii) “will” shall be interpreted to express a command, (iv) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the Pari Passu Documents and this Agreement, (v) any reference herein to (A) any Person shall be construed to include such Person’s successors and permitted assigns and (B) to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor (as the case may be) in any Insolvency or Liquidation Proceeding, (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (viii) all references herein to Sections shall be construed to refer to Sections of this Agreement and (ix) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Section references are to this Agreement unless otherwise specified.

(b) It is the intention of the Pari Passu Secured Parties of each Series that the holders of the Pari Passu Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Pari Passu Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu Obligations), (y) any of the Pari Passu Obligations of such Series does not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu Obligations and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) on a basis ranking prior to the security interest of such Series of Pari Passu Obligations but junior to the security interest of any other Series of Pari Passu Obligations or (ii) the existence of any Collateral for any other Series of Pari Passu Obligations that is not Pari Passu Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Pari Passu Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Pari Passu Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Obligations, and the rights of the holders of such Series of Pari Passu Obligations (including the right to receive distributions in respect of such Series of Pari Passu Obligations pursuant to Section 2.5) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu Obligations subject to such Impairment. Additionally, in the event the Pari Passu Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Passu Obligations or the Pari Passu Documents governing such Pari Passu Obligations shall refer to such obligations or such documents as so modified.

(c) The parties agree that this Agreement, upon the effectiveness thereof, shall replace in its entirety that certain Intercreditor Agreement dated as of June 21, 2012, as amended, by and among Wells Fargo Bank, National Association, as “Noteholder Collateral Agent”, “Special Credit Agreement Collateral Agent” and “Payment Agent”, and Royal Bank of Canada, as “Credit Agreement Collateral Agent”, and acknowledged and agreed to by the Company, the Parent and each other Grantor party thereto.

ARTICLE II

PAYMENTS, ETC.

Section 2.1 Events of Default; Receipt of Sharing Payment. The Pari Passu Collateral Agent shall give a Notice of Default to each Authorized Representative promptly after becoming aware of the occurrence of an Event of Default with respect to any of the Pari Passu Obligations. In addition, the Pari Passu Collateral Agent shall give a Notice of Shared Payment to each Authorized Representative immediately upon becoming aware of the receipt of a Shared Payment by it or any Pari Passu Secured Party.

Section 2.2 Liens to Rank Equally; Single Set of Security Documents.

(a) Notwithstanding the date, time, method, manner or order of grant, attachment, recording or perfection of any Pari Passu Lien, and notwithstanding any provision of the Uniform Commercial Code, the laws of the Republic of Panama, the laws of the Bahamas or any other applicable law or the provisions of any other Pari Passu Documents, or any other circumstance whatsoever, the Pari Passu Collateral Agent, for itself and on behalf of the Pari Passu Secured Parties on whose behalf it acts in such capacity therefor, agrees that, any Liens held by any Pari Passu Secured Party on the Common Collateral will be equal in all respects with any and all Pari Passu Liens then or thereafter held by or for the benefit of any Pari Passu Secured Party on the Common Collateral and such Liens on the Common Collateral will be and remain equal in all respects for all purposes, including without limitation, with respect to the priority thereof, whether or not any such Liens are subordinated in any respect to any other Liens securing any other obligation or any other Person and whether or not any such Liens are voided, avoided, invalidated, lapsed or unperfected, subject to the provisions of this Section.

(b) Neither the Pari Passu Collateral Agent nor any Pari Passu Secured Party (other than the Credit Agreement Agent and the Credit Agreement Secured Parties) shall have a Lien on any Pari Passu Excluded Collateral.

(c) The Lien of the Pari Passu Collateral Agent on any Credit Agreement Excluded Collateral shall not secure any Credit Agreement Obligations or any Other Pari Passu Obligations to which the last paragraph of Section 2.5 does not apply, is not for the benefit of any Credit Agreement Secured Parties or any such applicable Other Pari Passu Secured Parties and does not constitute Common Collateral. None of the Pari Passu Secured Parties shall cause or permit to exist any Liens on Credit Agreement Excluded Collateral securing any Pari Passu Obligations other than Liens in favor of the Pari Passu Collateral Agent securing the Pari Passu Secured Obligations permitted by this clause (c).

(d) None of the Pari Passu Secured Parties shall cause or permit to exist any Liens on Common Collateral securing any Pari Passu Obligations other than Liens in favor of the Pari Passu Collateral Agent securing the Pari Passu Secured Obligations (or any of them as required by applicable law) and Specified Existing Liens. If at any time any Lien on the Common Collateral or the Credit Agreement Excluded Collateral shall exist in favor of any Pari Passu Secured Party other than the Pari Passu Collateral Agent (other than the Specified Existing Liens), such Pari Passu Secured Party shall ensure that such Lien is either terminated or promptly transferred in favor of the Pari Passu Collateral Agent, and that any Common Collateral constituting Possessory Collateral, from time to time in its possession or control, shall be promptly transferred to the Pari Passu Collateral Agent.

Section 2.3 Sharing of Payments.

(a) Each Pari Passu Secured Party (a “Receiving Party”) agrees that, so long as the Pari Passu Obligations have not been paid in full, any and all Common Collateral or Credit Agreement Excluded Collateral or proceeds thereof received by any Pari Passu Secured Party pursuant to any Pari Passu Documents or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or in connection with any disposition of, collection on, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) with respect to, such Common Collateral or such Credit Agreement Excluded Collateral (each a “Shared Payment”), is to be paid to the Pari Passu Collateral Agent which shall distribute such proceeds among the Pari Passu Secured Parties in accordance with Section 2.5 below.

(b) Each Receiving Party shall segregate and hold all Shared Payments received by it in trust for the benefit of, and forthwith shall transfer and pay over to, the Pari Passu Collateral Agent for the benefit of the Pari Passu Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

(c) Notwithstanding anything in this Section 2.3 to the contrary, the Pari Passu Secured Parties shall have the rights and remedies available to them under the applicable Pari Passu Documents upon the occurrence of an applicable Event of Default or otherwise, including, without limitation, the right to (i) accelerate any of the Pari Passu Obligations owing to such Pari Passu Secured Party, (ii) institute suit against any Grantor, and (iii) take any other enforcement action with respect to any applicable Event of Default.

(d) Whenever any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Obligations of any Series, or the Common Collateral subject to any Lien securing the Pari Passu Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative, as applicable, and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Passu Secured Party or any other person as a result of such determination.

Section 2.4 Pari Passu Collateral Agent and Shared Payments. Each Pari Passu Secured Party agrees that the Pari Passu Collateral Agent shall distribute Shared Payments to the respective Agents for the Pari Passu Secured Parties in accordance with the terms of this Agreement. Each Receiving Party shall remit any Shared Payment received by it to the Pari Passu Collateral Agent for distribution in accordance with Section 2.5.

Section 2.5 Distribution of Shared Payments. Each Pari Passu Secured Party agrees that the proceeds of all Shared Payments shall be distributed by the Pari Passu Collateral Agent as follows:

(a) first, to the payment of all unpaid fees, expenses, reimbursements and indemnification amounts incurred by the Pari Passu Collateral Agent and all fees owed to it in connection with such collection or sale or otherwise in connection with this Agreement or any other Pari Passu Document (regardless of whether allowed or allowable as a claim in any such bankruptcy proceeding), pro rata in accordance with the relative amounts thereof on the date of any payment or distribution;

(b) second, to the payment of the Credit Agreement Obligations, including any interest, fees or other amounts that would have accrued on the Credit Agreement Obligations but for the filing of a bankruptcy petition with respect to any Grantor (regardless of whether allowed or allowable as a claim in any such bankruptcy proceeding); and

(c) third, after Discharge of the Credit Agreement Obligations has occurred, to the payment of the other Pari Passu Obligations, including any interest, fees or other amounts that would have accrued on the applicable Pari Passu Obligations but for the filing of a bankruptcy petition with respect to any Grantor (regardless of whether allowed or allowable as a claim in any such bankruptcy proceeding), pro rata in accordance with the relative amounts thereof on the date of any payment or distribution; and

(d) fourth, any surplus proceeds then remaining after the Discharge of all Pari Passu Obligations will be returned to the applicable Grantor or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing sentence, if there is an event or events constituting a “Mandatory Redemption Upon Event of Loss of a Vessel” (however defined) under Section 3.09(b) of the New Indenture, Section 3.09(b) of the Existing Indenture, Section 2.06(c) of the Term Loan Facility or the equivalent provision of any Refinancing of any of the foregoing or of any Other Pari Passu Documents, the Credit Agreement Excluded Collateral shall be distributed by the Pari Passu Collateral Agent in accordance with the terms of the applicable Pari Passu Documents (other than the Credit Agreement Documents and any Other Pari Passu Documents to which the foregoing does not apply) and not distributed pursuant to the terms of the foregoing sentence. As among the Pari Passu Secured Parties other than the Credit Agreement Secured Parties and any Other Pari Passu Documents to which the foregoing does not apply, the Pari Passu Collateral Agent, acting at the direction of the Controlling Party, shall have the right to adjust or settle any insurance policy or claim constituting Credit Agreement Excluded Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Credit Agreement Excluded Collateral.

Section 2.6 Invalidated Payments. If any amount paid by any Pari Passu Secured Party to the Pari Passu Collateral Agent for distribution in accordance with the provisions of this Agreement is subsequently required to be returned or repaid in whole or in part, whether by court order, settlement or otherwise, such Pari Passu Secured Party shall promptly notify the Pari Passu Collateral Agent in writing of such requirement, the Pari Passu Collateral Agent shall notify each Authorized Representative thereof in writing, and such Pari Passu Secured Party shall pay to the Pari Passu Collateral Agent the pro rata portion received by it of such amount, without any interest thereon, for payment to the appropriate party in interest; provided, however, with respect to the Original Trustee and New Trustee, such amount shall only be paid to the Pari Passu Collateral Agent to the extent that (a) the Original Trustee or the New Trustee, as the case may be, has not previously distributed the amount required to be repaid to the Original Holders and/or the New Holders, respectively, unless the Original Trustee or the New Trustee, as the case may be, has been found by a court of competent jurisdiction to have been grossly negligent or to have engaged in willful misconduct in making any such distribution, or (b) such amount has been returned by the Original Holders and/or the New Holders to the Original Trustee or the New Trustee, as the case may be, whether as a result of an injunctive order or otherwise. If any such amounts are subsequently recovered by any Pari Passu Secured Party, such Pari Passu Secured Party shall promptly remit such amounts upon receipt to the Pari Passu Collateral Agent, and the Pari Passu Collateral Agent shall redistribute such amounts to the Pari Passu Secured Parties, without any interest thereon, on the same basis as such amounts were originally distributed. The obligations of the Pari Passu Secured Parties and the Pari Passu Collateral Agent under this Section 2.6 shall survive the repayment of the Pari Passu Obligations and termination of all of the Pari Passu Documents.

Section 2.7 Validity of Liens; Gratuitous Bailee for Perfection.

(a) The Pari Passu Collateral Agent, for itself and on behalf of each Authorized Representative and each other Pari Passu Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of any lien or security interest granted to the Pari Passu Collateral Agent or any other Pari Passu Secured Party under any Pari Passu Document constituting a Collateral Agreement, provided that nothing in this Agreement will be construed to prevent or impair the rights of any Agent or any other Pari Passu Secured Party to enforce this Agreement to the extent provided hereby.

(b) The Pari Passu Collateral Agent agrees to hold any Common Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Collateral Agreements, in each case, subject to the terms and conditions of this Section 2.7. Pending delivery to the Pari Passu Collateral Agent, each other Authorized Representative agrees to hold any Common Collateral constituting Possessory Collateral, from time to time in its possession or control, as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Collateral Agreements, in each case, subject to the terms and conditions of this Section 2.7. The duties or responsibilities of the Pari Passu Collateral Agent and each other Authorized Representative under this Section 2.7 shall be limited solely to holding any Common Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Pari Passu Secured Party for purposes of perfecting the Lien held by such Pari Passu Secured Parties therein.

Section 2.8 Additional Collateral. If, after the date hereof, any Grantor grants any additional Liens upon any assets other than Pari Passu Excluded Collateral or Credit Agreement Excluded Collateral to secure any Pari Passu Obligations, it must substantially concurrently grant a Lien upon such assets to the Pari Passu Collateral Agent as security for all other Pari Passu Obligations.

Section 2.9 Exercise of Rights and Remedies. The Pari Passu Collateral Agent will, at all times prior to the payment in full in cash of the Pari Passu Obligations, have the exclusive right to enforce rights and exercise remedies with respect to the Common Collateral, or to commence or seek to commence any action or proceeding with respect to such rights or remedies; provided, however, that (a) the Pari Passu Collateral Agent will only take any actions with respect to the Common Collateral and the Credit Agreement Excluded Collateral at the direction of the applicable Controlling Party and (b) the Pari Passu Collateral Agent will only take instructions with respect to the Pari Passu Excluded Collateral from the Credit Agreement Agent.

Section 2.10 Exercise of Rights and Remedies with Respect to Pari Passu Collateral.

(a) Actions with Respect to Common Collateral. With respect to any Common Collateral, (i) only the Pari Passu Collateral Agent shall act or refrain from acting with respect to the Common Collateral, and then only on the written instructions of the Controlling Party, (ii) the Pari Passu Collateral Agent shall not follow any instructions with respect to such Common Collateral from any Non-Controlling Authorized Representative (or any other Pari Passu Secured Party other than the Controlling Party) and (iii) no Non-Controlling Authorized Representative or other Pari Passu Secured Party (other than the Controlling Party) shall, or shall instruct the Pari

Passu Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Common Collateral, whether under any Collateral Agreement, applicable law or otherwise. Notwithstanding the foregoing, the Pari Passu Secured Parties (A) will be entitled to take actions to preserve and protect their claims and interests with respect to the Pari Passu Obligations, to create, prove, preserve and protect the validity, enforceability, perfection and priority of the Pari Passu Collateral and actions that unsecured creditors are entitled to take, and (B) must take actions in order to preserve and protect their secured claims if the failure to take any such actions could result in a loss of all or any material part of such secured claims, in each case of clauses (A) and (B), to the extent not prohibited herein.

(b) Prohibition on Contesting Liens. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Pari Passu Collateral Agent, the Controlling Party or the Controlling Secured Parties or any other exercise by the Pari Passu Collateral Agent, the Controlling Party or the Controlling Secured Parties of any rights and remedies relating to the Common Collateral, or to cause the Pari Passu Collateral Agent to do so.

Section 2.11 Automatic Release of Pari Passu Liens. If, in connection with (a) prior to the occurrence of a Triggering Event (as defined below), any disposition of any Pari Passu Collateral permitted under the terms of the Pari Passu Documents or (b) the enforcement or exercise of any rights or remedies with respect to the Pari Passu Collateral, including any disposition of Pari Passu Collateral, the Liens in favor of the Pari Passu Collateral Agent will automatically be released and discharged upon final conclusion of such disposition or enforcement action, provided that any proceeds from such disposition or enforcement action are applied in accordance with Section 2.5. Each Pari Passu Secured Party agrees that the Pari Passu Collateral Agent may enter into any amendment to any Pari Passu Collateral Document (including to release Liens securing any Pari Passu Obligations) so long as such amendment is permitted by the terms of each Pari Passu Document. In determining whether an amendment to any Pari Passu Collateral Document is permitted by this Section 2.11, the Pari Passu Collateral Agent may conclusively rely on a certificate of an officer of the Company stating that such amendment is permitted by this Section 2.11. Upon the receipt by the Pari Passu Collateral Agent of a Notice of Default in accordance with Section 2.1 (a “Triggering Event”), the Pari Passu Collateral Agent will be entitled to exercise remedies with respect to the Common Collateral at the direction of the Controlling Party and will not be permitted to release Liens on any Common Collateral sold or disposed of by any Grantor (other than inventory sold in the ordinary course) without the consent of the Controlling Party. Notwithstanding the foregoing, except in connection with the exercise of remedies against the Common Collateral or a release granted following the Discharge of all of the Pari Passu Obligations and termination of commitments under the Pari Passu Documents, the Pari Passu Collateral Agent shall not release the Liens under the Pari Passu Documents on all or substantially all of the Common Collateral without the individual consent of the Company and each holder of the Pari Passu Obligations.

Section 2.12 Post-petition Interest. No Pari Passu Secured Party shall oppose or seek to challenge any claim by the Pari Passu Collateral Agent or any other Pari Passu Secured Party for allowance in any Insolvency or Liquidation Proceeding of Pari Passu Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Pari Passu Lien of the Pari Passu Collateral Agent on behalf of the Pari Passu Secured Parties on the Collateral.

Section 2.13 Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to any Pari Passu Obligations previously made shall be rescinded for any reason whatsoever, then such Pari Passu Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Pari Passu Secured Parties provided for herein.

Section 2.14 Step-In Right.

(a) The Credit Agreement Agent shall have the right to become the Controlling Party (such right, the “Step-In Right”) at any time that the Credit Agreement Agent is not then the Controlling Party and (i) an Event of Default, as defined in the Credit Agreement, has occurred and is continuing, (ii) (A) for a period of not less than 180 consecutive days (1) one or more Controlling Parties, collectively, have not commenced (or caused the Pari Passu Collateral Agent to commence) and have not been diligently pursuing any enforcement action with respect to all or a material portion of such Common Collateral and (2) any Grantor that has granted a security interest in such Common Collateral is not then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding and (B) the Credit Agreement Agent has notified the Controlling Party and each other Authorized Representative that it desires to become the Controlling Party, and (iii) the Credit Agreement Agent has certified to the Pari Passu Collateral Agent and each other Authorized Representative in writing that (A) an Event of Default, as defined in the Credit Agreement, has occurred and is continuing and (B) the Credit Agreement Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Credit Agreement.

(b) Immediately upon the exercise of the Step-In Right, (i) the Credit Agreement Agent shall automatically become the Controlling Party, (ii) the 180-day period in the definition of “Non-Controlling Party Enforcement Date” with respect to the Credit Agreement Agent in its capacity as the Controlling Party shall be reset to zero and (iii) the 180-day period in the definition of “Non-Controlling Party Enforcement Date” with respect to the Stayed Controlling Party shall be reset to zero and shall be stayed until such time as the Step-In Right has terminated in accordance with this Agreement. Upon the earlier of (A) the Discharge of Credit Agreement Obligations and (B) the Non-Controlling Party Enforcement Date, the Step-In Right shall permanently terminate (and shall no longer be exercisable) and the Stayed Controlling Party shall again become the Controlling Party.

(c) Notwithstanding the foregoing, nothing in this Section 2.14 shall entitle the Credit Agreement Agent to be the Controlling Party with respect to the Credit Agreement Excluded Collateral.

ARTICLE III

POWER OF ATTORNEY

Section 3.1 Pari Passu Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) The Existing Noteholder Collateral Agent, on behalf of the Existing Notes Secured Parties and with the agreement of each Grantor, irrevocably constitutes and appoints the Pari Passu Collateral Agent (including each successor Pari Passu Collateral Agent appointed pursuant to this Agreement) and any officer or agent thereof, with full power of substitution, as the true and lawful attorney-in-fact of the Existing Noteholder Collateral Agent under the Existing Collateral Agreements with full irrevocable power and authority in the place and stead of the Existing Noteholder Collateral Agent and in the name of the Existing Noteholder Collateral Agent or in its own name, for the sole purpose of acting as the collateral agent under the Existing Collateral Agreements to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes thereof, and, without limiting the generality of the foregoing, but subject to Section 3.1(b) below, the Existing Noteholder Collateral Agent and each Grantor hereby gives the Pari Passu Collateral Agent the power and right, on behalf of the Existing Noteholder Collateral Agent, without notice to or assent by the Existing Noteholder Collateral Agent or any Grantor to do any or all of the following, subject to the terms of this Agreement and of the applicable Existing Collateral Agreement:

(i) in the name of the applicable Grantor, the Existing Noteholder Collateral Agent or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Common Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Pari Passu Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Common Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all written agreements, instruments, documents and papers as the Pari Passu Collateral Agent may request to evidence the Existing Collateral Agent’s and the Existing Notes Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of the applicable Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Common Collateral, effect any repairs or any insurance called for by the terms of the applicable Existing Collateral Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale permitted under the Existing Collateral Agreements, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Common Collateral; and

(v) direct any party liable for any payment under any of the Common Collateral to make payment of any and all moneys due or to become due thereunder directly to the Pari Passu Collateral Agent or as the Pari Passu Collateral Agent shall direct; ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Common Collateral; sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Common Collateral; commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Common Collateral or any portion thereof and to enforce any other right in respect of any Common Collateral; defend any suit, action or proceeding brought against such Grantor with respect to any Common Collateral; settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Pari Passu Collateral Agent may deem appropriate; assign any Copyright, Patent, Domain Name, Trade Secret or Trademark (along with the goodwill of the business to which any such Copyright, Patent, Domain Name, Trade Secret or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Pari Passu Collateral Agent shall determine; and generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Common Collateral as fully and completely as though the Pari Passu Collateral Agent were the absolute owner thereof for all purposes, and do, at the Pari Passu Collateral Agent’s option and the Grantors’ expense, at any time, or from time to time, all acts and things which the Pari Passu Collateral Agent deems necessary to protect, preserve or realize upon the Common Collateral and the Existing Collateral Agent’s and the Existing Notes Secured Parties’ security interests therein and to effect the intent of the applicable Existing Collateral Agreement, all as fully and effectively as the Existing Noteholder Collateral Agent or any applicable Grantor might do.

(b) If the Existing Noteholder Collateral Agent or any Grantor fails to perform or comply with any of its agreements contained in this Section 3.1 or in the Existing Collateral Agreements after being requested in writing by the Pari Passu Collateral Agent to perform, the Pari Passu Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, therewith in accordance with the terms and conditions of this Agreement.

(c) The expenses of the Pari Passu Collateral Agent incurred in connection with actions undertaken as provided in this Section 3.1 and the applicable Existing Collateral Agreements shall be payable by the Grantors to the Pari Passu Collateral Agent on demand.

(d) If, at any time and for any reason whatsoever, the power of attorney in this Section 3.1 is not in full force and effect in any jurisdiction, the Existing Noteholder Collateral Agent irrevocably agrees to act, and only to act, in such jurisdiction in connection with the Existing Collateral Agreements in accordance with the written directions of the Pari Passu Collateral Agent.

(e) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

(f) Defined terms used in this Article III but not defined in this Agreement shall have the meanings set forth in the Security Agreement.

Section 3.2 Duties and responsibilities of the Pari Passu Collateral Agent. Article IV of this Agreement shall apply to the Pari Passu Collateral Agent acting as attorney-in-fact of the Existing Noteholder Collateral Agent pursuant to this Section 3.2 as though each reference to the Pari Passu Collateral Agent included a reference to the Pari Passu Collateral Agent as attorney-in-fact of the Existing Noteholder Collateral Agent and each reference to the Collateral Agreements included a reference to the Existing Collateral Agreements.

ARTICLE IV

PARI PASSU COLLATERAL AGENT

Section 4.1 Appointment and Authority.

(a) Each of the Pari Passu Secured Parties, by its acceptance hereof, hereby irrevocably designates and appoints the Pari Passu Collateral Agent to act as its agent with respect to the Common Collateral and for purposes of creating a Lien therein and perfection under the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time, as applicable, or any equivalent foreign legislation, with such powers as are specifically delegated to the Pari Passu Collateral Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. The Pari Passu Collateral Agent shall not have a fiduciary relationship in respect of any Pari Passu Secured Party by reason of this Agreement.

(b) Each of the Pari Passu Secured Parties irrevocably authorizes the Pari Passu Collateral Agent, in such capacity, to take such action on such Pari Passu Secured Party’s behalf under the provisions of any Collateral Agreement as are expressly delegated to the Pari Passu Collateral Agent and to exercise such powers and perform such duties as are expressly delegated to the Pari Passu Collateral Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. The Pari Passu Collateral Agent shall not have any duties or responsibilities, except those expressly set forth with respect to it in the Collateral Agreements, or any fiduciary relationship with any Pari Passu Secured Party.

(c) Each Non-Controlling Secured Party acknowledges and agrees that the Pari Passu Collateral Agent shall be entitled, for the benefit of the Pari Passu Secured Parties, (i) to sell, transfer or otherwise dispose of or deal with any Common Collateral that is not prohibited by this Agreement and (ii) to act solely on the written instructions of the Controlling Party to the extent such instructions do not require the Pari Passu Collateral Agent to act in violation of this Agreement, in each case without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Pari Passu Obligations with respect to the applicable Series. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Pari Passu Collateral Agent, the Controlling Party or any other Pari Passu Secured Party shall have any duty or obligation first to marshal or realize upon any type of Common Collateral (or any other Collateral securing any of the Pari Passu Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Common Collateral (or any other Collateral securing any Pari Passu Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu Secured Parties waives any claim it may now or hereafter have against the Pari Passu Collateral Agent or the Authorized Representative of any other Series of Pari Passu Obligations or any other Pari Passu Secured Party of any other Series arising out of (i) any actions which the Pari Passu Collateral Agent, any Authorized Representative or any Pari Passu Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu Obligations from any account debtor, guarantor or any other party) in accordance with the Collateral Agreements or any other agreement related thereto or to the collection of the Pari Passu Obligations or the valuation, use, protection or release of any security for the Pari Passu Obligations, (ii) any election by any Controlling Party or any holders of Pari Passu Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 6.11, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, any Grantor or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Pari Passu Collateral Agent shall not accept any Common Collateral in full or partial satisfaction of any Pari Passu Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Pari Passu Obligations for whom such Collateral constitutes Common Collateral.

Section 4.2 Delegation of Duties. The Pari Passu Collateral Agent may execute any of its duties under this Agreement and the other Collateral Agreements by or through employees, agents or attorneys-in-fact and shall not be answerable to the Pari Passu Secured Parties. The Pari Passu Collateral Agent and any such agent or attorney may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article IV shall apply to any such employee, agent or attorney and to the Affiliates of the Pari Passu Collateral Agent and any such agent or attorney. The Pari Passu Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it or its Affiliate with reasonable care.

Section 4.3 Reliance on Documents; Counsel. The Pari Passu Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed in good faith by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, with respect to legal matters, upon the opinion of counsel selected by the Pari Passu Collateral Agent, which counsel may be employees of the Pari Passu Collateral Agent.

Section 4.4 Rights as a Pari Passu Secured Party. The Person serving as the Pari Passu Collateral Agent hereunder shall have the same rights and powers in its capacity as a Pari Passu Secured Party under any Series of Pari Passu Obligations that it holds as any other Pari Passu Secured Party of such Series and may exercise the same as though it were not the Pari Passu Collateral Agent and the term “Pari Passu Secured Party” or “Pari Passu Secured Parties” or (as applicable) “Term Loan Secured Party”, “Term Loan Secured Parties”, “Existing Notes Secured Party”, “Existing Notes Secured Parties”, “New Notes Secured Party”, “New Notes Secured Parties”, “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Other Pari Passu Secured Party” or “Other Pari Passu Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Pari Passu Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Grantor or any Subsidiary or other Affiliate thereof as if such Person were not the Pari Passu Collateral Agent hereunder and without any duty to account therefor to any other Pari Passu Secured Party.

Section 4.5 Exculpatory Provisions.

(a) The Pari Passu Collateral Agent shall have no duties to the Pari Passu Secured Parties except those expressly set forth herein and in the Pari Passu Documents. Neither the Pari Passu Collateral Agent nor any of its officers, directors, employees or agents shall be liable to any Pari Passu Secured Party for any action taken or omitted by the Pari Passu Collateral

Agent, its officers, directors, employees and agents, as the case may be, hereunder or in connection herewith, except to the extent caused by its or their gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Pari Passu Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Collateral Agreements that the Pari Passu Collateral Agent is required to exercise as directed in writing by the Controlling Party; provided that the Pari Passu Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Pari Passu Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the Collateral Agreements have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Pari Passu Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Controlling Party or (B) in the absence of its own gross negligence or willful misconduct or (C) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement; and shall be deemed not to have knowledge of any Event of Default under any Series of Pari Passu Obligations unless and until written notice describing such Event Default is given by the Company or (as applicable) to the Pari Passu Collateral Agent by the Authorized Representative of such Pari Passu Obligations;

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Collateral Agreement, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or other default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Collateral Agreement or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Agreements, (E) the value or the sufficiency of any Collateral for any Series of Pari Passu Obligations, or (F) the satisfaction of any condition set forth in any Pari Passu Document, other than to confirm receipt of items expressly required to be delivered to the Pari Passu Collateral Agent;

(vi) the Pari Passu Collateral Agent shall not have any fiduciary duties or contractual obligations of any kind or nature under any Other Pari Passu Agreement (but shall be entitled to all protections provided to the Pari Passu Collateral Agent therein);

(vii) with respect to the Pari Passu Documents, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and

(viii) may conclusively rely on any certificate of an officer of the Company provided pursuant to Section 2.11.

(b) The Grantors agree that they shall defend and be jointly and severally liable to reimburse and indemnify the Pari Passu Collateral Agent for reasonable expenses actually incurred by the Pari Passu Collateral Agent on behalf of the Pari Passu Secured Parties in connection with the execution, delivery, administration and enforcement of this Agreement and from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, actual reasonable expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Pari Passu Collateral Agent, in any way relating to or arising out of this Agreement or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof, in each case, except to the extent caused by its gross negligence or willful misconduct. The obligations of the Grantors under this Section 4.5(b) shall survive payment of the Pari Passu Obligations and termination of this Agreement and all of the Pari Passu Documents.

(c) Each Pari Passu Secured Party acknowledges that, in addition to acting as the initial Pari Passu Collateral Agent, Wells Fargo Bank, National Association also serves as Term Loan Collateral Agent, Credit Agreement Collateral Agent, New Noteholder Collateral Agent, Existing Noteholder Collateral Agent, New Trustee and Existing Trustee and each Pari Passu Secured Party hereby waives any right to make any objection or claim against Wells Fargo Bank, National Association (or any successor Pari Passu Collateral Agent or its counsel) based on any alleged conflict of interest or breach of duties arising from the Pari Passu Collateral Agent also serving in such other capacities.

Section 4.6 Reliance by Pari Passu Collateral Agent. The Pari Passu Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Pari Passu Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Pari Passu Collateral Agent may consult with legal counsel (who may include, but shall not be limited to, counsel for the Company or counsel for the Term Loan Agent or the Credit Agreement Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the written advice of any such counsel, accountants or experts.

Section 4.7 Resignation of Pari Passu Collateral Agent. The Pari Passu Collateral Agent may at any time give written notice of its resignation as Pari Passu Collateral Agent under this Agreement and the other Collateral Agreements to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Controlling Party shall have the right (subject, unless an Event of Default relating to the commencement of an Insolvency or Liquidation Proceeding has occurred and is continuing, to the consent of the Company (not to be unreasonably withheld or delayed)) in consultation with the Parent and the Company, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Controlling Party and shall have accepted such appointment within 30 days after the retiring Pari Passu Collateral Agent gives notice of its resignation, then the retiring Pari Passu Collateral Agent may, on behalf of the Pari Passu Secured Parties, appoint a successor Pari Passu Collateral Agent meeting the qualifications set forth above (but without the consent of any other Pari Passu Secured Party or the Company); provided that if the Pari Passu Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Pari Passu Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Collateral Agreements (except that in the case of any collateral security held by the Pari Passu Collateral Agent on behalf of the Pari Passu Secured Parties under any of the Collateral Agreements, the retiring Pari Passu Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Pari Passu Secured Parties therein until such time as a successor Pari Passu Collateral Agent is appointed but with no obligation to take any further action at the request of the Controlling Party, any other Pari Passu Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Pari Passu Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Controlling Party appoints a successor Pari Passu Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Pari Passu Collateral Agent hereunder and under the Collateral Agreements, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Pari Passu Collateral Agent, and the retiring Pari Passu Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Collateral Agreements (if not already discharged therefrom as provided above in this Section). After the retiring Pari Passu Collateral Agent’s resignation hereunder and under the other Collateral Agreements, the provisions of this Article, Section 2.17, 10.04, 10.05, 10.17 and Articles VIII and IX of the Term Loan Facility, Sections 4.21, 7.07 and 8.07 and Article 11 of the New Indenture, Sections 4.21, 7.07 and 8.07 and Article 11 of the Existing Indenture, Sections 2.10, 10.04, 10.05, 10.09 and 10.17 and Articles VIII and IX of the Credit Agreement and the equivalent provision of any Other Pari Passu Agreement shall continue in effect for the benefit of such retiring Pari Passu Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Pari Passu Collateral Agent was acting as Pari Passu Collateral Agent. Upon any notice of resignation of the Pari Passu Collateral Agent hereunder and under the other Collateral Agreements, the Grantors agree to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Pari Passu Collateral Agent under the Collateral Agreements to the successor Pari Passu Collateral Agent as promptly as practicable.

Section 4.8 Collateral and Guaranty Matters. Each of the Pari Passu Secured Parties irrevocably authorizes the Pari Passu Collateral Agent, at its option and in its discretion,

(a) to place (at the expense of the Grantors) mortgagee’s interest insurance in such amounts, on such terms and with such insurers as the Pari Passu Collateral Agent shall determine based solely on advice of an insurance advisor selected by the Pari Passu Collateral Agent in its sole discretion to provide payment to the Pari Passu Collateral Agent as the holder of each Ship Mortgage in the event there are no proceeds from the underlying hull policies in a total loss situation because the Grantor has breached its warranties in the hull insurance policy;

(b) to release any Lien on any property granted to or held by the Pari Passu Collateral Agent under any Collateral Agreement in accordance with Section 2.11 or upon receipt of a written request from the Company stating that the releases of such Lien is permitted by the terms of each then extant Pari Passu Document; and

(c) to release any Grantor from its obligations under the Collateral Agreements upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Pari Passu Document.

The Pari Passu Collateral Agent shall place the insurance set forth in clause (a) in respect of each Vessel on or as soon as reasonably practicable after the date hereof and shall maintain such insurance (at the Grantors’ expense) for so long as this Agreement shall remain in effect.

Section 4.9 Distributions and Consents. In making the distributions to the Agents provided for in Article II hereof and to the extent such distributions are entitled to the benefits of this Agreement, the Pari Passu Collateral Agent shall rely upon information supplied to it by each Authorized Representative with respect to the amounts of Pari Passu Obligations owing to the Pari Passu Secured Parties represented by such Authorized Representative, and the Pari Passu Collateral Agent shall have no liability to any Pari Passu Secured Party for actions taken in good faith reliance on such information in the absence of the Pari Passu Collateral Agent’s gross negligence or willful misconduct. Each Authorized Representative hereby agrees, on two Business Days’ telephonic, telecopy, e-mail or similar notice from the Pari Passu Collateral Agent, to deliver to the Pari Passu Collateral Agent in writing, including by telecopy or e-mail, a statement of the outstanding balance of the Pari Passu Obligations, if any, owing to such Pari Passu Secured Parties represented by such Authorized Representative as of the date or dates specified in such notice.

Section 4.10 Rights as Pari Passu Secured Party. In the event the Pari Passu Collateral Agent, in its individual capacity, is a Pari Passu Secured Party, the Pari Passu Collateral Agent shall have the same rights and powers hereunder in such capacity as any Pari Passu Secured Party and may exercise the same as though it were not the Pari Passu Collateral Agent, and the term “Pari Passu Secured Party” or “Pari Passu Secured Parties” shall, at any time when the Pari Passu Collateral Agent is a Pari Passu Secured Party, unless the context otherwise indicates, include the Pari Passu Collateral Agent in its individual capacity. The Pari Passu Collateral Agent, in its individual capacity, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement, with any Grantor or any of its Subsidiaries in which such Grantor or such Subsidiary is permitted to participate with any other Person. The Pari Passu Collateral Agent, in its individual capacity, is not obligated to be a Pari Passu Secured Party.

ARTICLE V

PARALLEL DEBT

Section 5.1 Acknowledgement and Agreement. Each of the parties hereto has read, understands and agrees to the terms and conditions of the Security Agreement, including without limitation the “parallel debt provisions” of Section 7 thereof.

Section 5.2 Additional Agreement. Without limiting the foregoing, each of the (a) Existing Trustee and the Existing Noteholder Collateral Agent, on behalf of the Existing Notes Secured Parties, (b) the New Trustee and the New Noteholder Collateral Agent, on behalf of the New Notes Secured Parties, (c) the Credit Agreement Agent and the Credit Agreement Collateral Agent, on behalf of the Credit Agreement Secured Parties, (d) the Term Loan Agent and the Term Loan Collateral Agent, on behalf of the Term Loan Secured Parties, and (e) each Authorized Representative of the Other Pari Passu Secured Parties, on behalf of the applicable Other Pari Passu Secured Parties, agrees to (i) the Grantors’ undertaking to pay the Pari Passu Collateral Agent the “Pari Passu Parallel Debt” (as defined in Section 7.2 of the Security Agreement) pursuant to Section 7.3 of the Security Agreement, (ii) the reduction of the Pari Passu Corresponding Debt in accordance with and to the extent set forth in Section 7.6 of the Security Agreement and (iii) the other provisions of Section 7 of the Security Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

Section 6.2 Pari Passu Secured Party Credit Decision. Each Pari Passu Secured Party acknowledges that it has not relied upon the Pari Passu Collateral Agent or any other Pari Passu Secured Party in making any credit analysis or decision to enter into this Agreement. The Pari Passu Collateral Agent makes no representations or warranty with respect to the foregoing. Each Pari Passu Secured Party also acknowledges that it will not rely upon the Pari Passu Collateral Agent or any other Pari Passu Secured Party in the future in making any credit decisions or in taking or not taking action under this Agreement

Section 6.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto.

Section 6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto including any assignees of the Pari Passu Obligations. Each Pari Passu Secured Party agrees that it will not assign any of the Pari Passu Obligations absent an acknowledgment by the assignee thereof of the terms of this Agreement, provided that the failure of any Pari Passu Secured Party to obtain such acknowledgment shall not affect the effectiveness of the immediately preceding sentence.

Section 6.5 Amendments to Agreement and Documentation. This Agreement may be amended only in a writing executed by each Authorized Representative. Neither this Section 6.5, nor any other provision of this Agreement, shall in any way limit the ability of any Pari Passu Secured Party to waive, amend or otherwise modify any document relating to the Pari Passu Obligations (including, without limitation, increasing the respective amounts thereof). Notwithstanding the foregoing, the consent of 100% of the holders of the applicable Pari Passu Obligations will be required to approve any amendment or waiver of the Collateral Agreements that (i) except as set forth below under Section 6.11, subordinates the Liens of the Pari Passu Secured Parties to which such Pari Passu Obligations are owed in the Common Collateral to any other Lien (other than Permitted Liens that, under the terms of Pari Passu Documents with respect to such Series are entitled to rank senior in priority to the Liens securing the Pari Passu Secured

Obligations of such Series), (ii) effects any changes in the application of proceeds of the Common Collateral that would adversely affect such Pari Passu Secured Parties or (iii) makes any change in provisions dealing with the required vote of holders of the Pari Passu Obligations of such Pari Passu Secured Parties required to approve any amendment or waiver.

Section 6.6 Termination. This Agreement shall terminate upon the payment in full of the Pari Passu Obligations.

Section 6.7 Cooperation/Transfer.

(a) Each party hereto agrees to cooperate fully with the other parties hereto, in the exercise of its reasonable judgment, to the end that the terms and provisions of this Agreement may be promptly and fully carried out. Each party hereto also agrees, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and intent of this Agreement.

(b) In connection with an assignment of all, or of a proportionate part of all, of any Pari Passu Secured Party’s right, title and interest under any Pari Passu Document, as the case may be, to any bank, insurance company, other financial institution or other Person (the “Transferee”), such Transferee shall become a Pari Passu Secured Party hereunder immediately upon such assignment without further act on the part of any person, and by the acceptance of such assignment such Transferee agrees to be bound by the terms hereof as if originally bound hereunder as a Pari Passu Secured Party.

Section 6.8 No Waiver. No failure or delay on the part of any Pari Passu Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

Section 6.9 Notices. All written communications provided for hereunder shall be delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, and addressed to the Pari Passu Collateral Agent at the address specified on the signature page hereto, or as the Pari Passu Collateral Agent may otherwise provide in writing to the other parties from time to time.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 6.9 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6.9.

Section 6.10 No Third Party Beneficiary. No Person, including, without limitation, the Grantors, other than the Pari Passu Secured Parties and their respective successors and assigns, shall have or be entitled to assert any rights or benefits under this Agreement and no Grantor may rely on the terms hereof. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties in relation to one another. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Passu Obligations as and when the same shall become due and payable in accordance with their terms.

Section 6.11 Bankruptcy Filing. The provisions of this Agreement shall continue in full force and effect both before and after the filing of any petition by or against any Grantor under any Bankruptcy Law. If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Pari Passu Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Common Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the Pari Passu Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth herein), in each case so long as (A) the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Passu Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Pari Passu Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu Obligations, such amount is applied pursuant to Section 2.5 of this Agreement, and (D) if any Pari Passu Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.5 of this Agreement; provided that the Pari Passu Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any assets subject to Liens in favor of the Pari Passu Secured Parties of such Series that shall not constitute Common Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection shall not object to any other Pari Passu Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing or use of cash collateral.

Section 6.12 Refinancings; Other Pari Passu Obligations.

(a) The Pari Passu Obligations of any Series, or any part thereof, may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Pari Passu Document) of any other Pari Passu Secured Party, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative for the holders of such Refinancing Indebtedness (if not already a party hereto in such capacity) shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Indebtedness.

(b) The Company may designate hereunder additional obligations as Other Pari Passu Obligations if the incurrence of such obligations is permitted under each of the Pari Passu Documents and this Agreement. If so permitted, the Company shall (i) notify the Pari Passu Collateral Agent and the Controlling Party in writing of such designation (and the Pari Passu Collateral Agent shall forward such notice to each Authorized Representative then existing) and (ii) cause any applicable agent in connection with such Other Pari Passu Obligations to execute and deliver to each Authorized Representative then existing, a Joinder Agreement on behalf of the applicable Other Pari Passu Secured Parties.

Section 6.13 Appointment of Pari Passu Collateral Agent. Each Pari Passu Secured Party hereby irrevocably appoints Wells Fargo Bank, National Association, to act on its behalf as the Pari Passu Collateral Agent hereunder.

Section 6.14 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.15 Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 6.16 Submission to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE, TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

Section 6.17 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any other Pari Passu Document, the provisions of this Agreement shall govern.

Section 6.18 Additional Guarantors’ Consent. If after the date hereof any Subsidiary of the Parent or the Company or any Restricted Subsidiary becomes a Guarantor under any Pari Passu Document that was not a Guarantor as of the date hereof, such Guarantor shall execute and deliver a Joinder Consent Agreement.

Section 6.19 Acknowledgment of Authorized Representatives and Agents. Each Authorized Representative and each other Agent acknowledges and agrees that each of the Pari Passu Collateral Agent and the other Pari Passu Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Pari Passu Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Pari Passu Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the applicable Pari Passu Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Pari Passu Collateral Agent and the other Pari Passu Secured Parties shall have no duty to any other Pari Passu Secured Parties to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an Event of Default or default under any agreements with any Grantor (including the Pari Passu Documents), regardless of any knowledge thereof which they may have or be charged with.

Section 6.20 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent

By:	/s/
Name: Patrick T. Giordano
Title: Vice President

Address: 750 N. St. Paul Place, Suite 1750 MAC: T9263-170 Dallas, Texas, 75201

Facsimile No.: (214) 756-7401

WELLS FARGO BANK, NATIONAL ASSOCIATION, as New Trustee

By:	/s/
Name: Patrick T. Giordano
Title: Vice President

Address: 750 N. St. Paul Place, Suite 1750 MAC: T9263-170 Dallas, Texas, 75201

Facsimile No.: (214) 756-7401

WELLS FARGO BANK, NATIONAL ASSOCIATION, as New Noteholder Collateral Agent

By:	/s/
Name: Patrick T. Giordano
Title: Vice President

Address: 750 N. St. Paul Place, Suite 1750 MAC: T9263-170 Dallas, Texas, 75201

Facsimile No.: (214) 756-7401

ROYAL BANK OF CANADA, as Credit Agreement Agent

By:	/s/
Name: Jay T. Sartain
Title: Authorized Signatory

Address: RBC Capital Market 2800 Post Oak Blvd. Suite 3900 Houston, TX 77056 Attention: Jay Sartain

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Credit Agreement Collateral Agent

By:	/s/
Name: Patrick T. Giordano
Title: Vice President

Address: 750 N. St. Paul Place, Suite 1750 MAC: T9263-170 Dallas, Texas, 75201

Facsimile No.: (214) 756-7401

CITIBANK, N.A., as Term Loan Agent

By:	/s/
Name: Matthew S. Burke
Title: Vice President

Address: 1615 Brett Road OPS III New Castle, Delaware 19720 Attention: Citibank NA Agency Department

Facsimile No.: (212) 994-0961

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Loan Collateral Agent

By:	/s/
Name: Patrick T. Giordano
Title: Vice President

Address: 750 N. St. Paul Place, Suite 1750 MAC: T9263-170 Dallas, Texas, 75201

Facsimile No.: (214) 756-7401

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Existing Trustee

By:	/s/
Name: Patrick T. Giordano
Title: Vice President

Address: 750 N. St. Paul Place, Suite 1750 MAC: T9263-170 Dallas, Texas, 75201

Facsimile No.: (214) 756-7401

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Existing Noteholder Collateral Agent

By:	/s/
Name: Patrick T. Giordano
Title: Vice President

Address: 750 N. St. Paul Place, Suite 1750 MAC: T9263-170 Dallas, Texas, 75201

Facsimile No.: (214) 756-7401

Accepted and agreed to as of the date first written above:

OFFSHORE GROUP INVESTMENT LIMITED, a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLING COMPANY, a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DELAWARE HOLDINGS, LLC

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE HOLDING HUNGARY KFT., a Hungarian limited liability company

By:	/S/
Name: Linda Ibrahim
Title: Director

By:	/S/
Name: Julia Varga
Title: Director

VANTAGE INTERNATIONAL MANAGEMENT CO., a Cayman Islands exempted company

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLING NETHERLANDS BV, a Dutch limited liability company

By:	/S/
Name: Linda Ibrahim
Title: Managing Director A

By:	/S/
	Name: R.H.L. de Groot	TMF Management B.V.
	Title: Proxy holder A	Managing Director B

By:	/S/
	Name: J.M. van der Eerden	TMF Management B.V.
	Title: Proxy holder B	Managing Director B

P2021 RIG CO., a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

P2020 RIG CO., a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLER I CO, a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLER II CO, a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLER III CO, a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLER IV CO., a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

SAPPHIRE DRILLER COMPANY, a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

EMERALD DRILLER COMPANY, a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE HOLDINGS MALAYSIA I CO., a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLING (MALAYSIA) I SDN. BHD., a Malaysian private limited company

By:	/S/
Name: Ronald Nelson
Title: Director

VANTAGE DRILLING LABUAN I LTD., a Labuan company

By:	/S/
Name: Ronald Nelson
Title: Director

DRAGONQUEST HOLDINGS COMPANY, a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLING POLAND – LUXEMBOURG BRANCH, a Luxembourg branch of a Polish Company

By:	/S/
Name: Ian Foulis
Title: Branch Manager

VANTAGE HOLDINGS CYPRUS ODC LIMITED, a Cyprus private company

By:	/S/
Name: Mark Howell
Title: Director

VANTAGE DEEPWATER COMPANY, a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DEEPWATER DRILLING, INC., a Delaware corporation

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

TUNGSTEN EXPLORER COMPANY., a Cayman Islands exempted company

By:	/S/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer